UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012
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Seven Arts Entertainment Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-34250	45-3138068
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 323 372 3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 30, 2012, Seven Arts Entertainment Inc. (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Staff had determined to delist the Company’s securities from NASDAQ based upon the Company’s non-compliance with NASDAQ’s shareholder approval and voting rights rules and other related notification requirements, as set forth in NASDAQ Listing Rules 5635(a)(1), 5640, 5250(e)(2) and 5250(a)(1), and pursuant to its discretionary authority under Listing Rule 5101 insofar as the Staff does not believe that the continued listing of the Company’s securities on NASDAQ is in the public interest in light of the various violations of NASDAQ’s corporate governance criteria and based upon the Staff’s concerns regarding the Company’s financial viability (the “Staff Determination”).

The Company plans to request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”), which will stay any action arising from the Staff Determination until the Panel renders a decision subsequent to the hearing.  The Company disagrees with certain of the Staff’s conclusions and will address those at the hearing before the Panel.  Notwithstanding, the Company is in the process of implementing various remedial measures to address the Staff’s concerns and will also present its plan of remediation to the Panel.  There can be no assurance, however, that the Panel will grant the Company’s request for continued listing on NASDAQ.

The Company issued a press release August 3, 2012, in respect of this notice.  A copy of such press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated August 3, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Seven Arts Entertainment Inc.

August 3, 2012	By:	/s/ Peter Hoffman
Peter Hoffman
Chief Executive Officer